Exhibit 99.1

VirnetX Declares Essential Patents for 4G Security

 Leadership in Security Sector Greatly Expands Licensing Opportunities

SCOTTS VALLEY, Calif. – December 2, 2009 – VirnetX Holding Corporation (NYSE Amex: VHC), a secure real-time communications and collaboration technology company, today announced that it has declared to the 3GPP (3rd Generation Partnership Project) that its U.S. and international patents are or may be essential to Long Term Evolution (LTE) and 4G wireless specifications. The Company declared 23 patents and 28 applications that specifically pertain to 4G security standards.

VirnetX believes it will hold the majority of 4G essential patents related to Series 33 specifications that define security standards for LTE/4G and is prepared to license the use of its patents for incorporation into 4G related products such as chips, servers,  smartphones, laptop computers, etc.

“Declaring our patents as essential to 4G is a significant complement to our already active licensing model,” said Kendall Larsen, VirnetX CEO and President.  “This declaration opens the door today for hundreds of companies to license from us as they prepare for 4G.  In addition, we believe that VirnetX not only holds the majority of security patents for 4G but also the most important.”

“Aberdeen’s benchmark research confirms the insatiable demand for mobile bandwidth, from both enterprise end-users and consumers, for the convenience of accessing data in every imaginable format,” said Derek E. Brink, vice president and research fellow for IT security, Aberdeen Group. “As the massive transition from 3G to LTE/4G plays out over the next several years to meet this demand, essential 4G patent holders hope to realize a significant potential revenue stream from both upgrades and new equipment. VirnetX, by declaring its patents are or may be essential for security specifications as outlined by the 3GPP, sits in the trajectory of this transition and by doing so is positioning itself to do business with virtually every company transitioning to 4G.”

The 3GPP is standardizing next generation wireless technology and brings together six standards organizations from North America, Europe and Asia to publish mobile standards including LTE/4G, GSM, GPRS and W-CDMA and is responsible for maintaining a registry of Intellectual Property Rights (IPR) declarations relevant to 3GPP standards that are submitted through organizational partners such as European Telecommunications Standards Institute (ETSI) and Alliance for Telecommunications Industry Standards (ATIS).  For more information about the 3GPP and its members go to www.3gpp.org

About VirnetX

VirnetX Holding Corporation, a secure real-time communications and collaboration technology company, is engaged in commercializing its patent portfolio by developing a licensing program, as well as developing software products designed to create a secure environment for real-time communications such as instant messaging and Voice over Internet Protocol.  The Company’s patent portfolio includes over 48 U.S. and international patents and pending applications which specifically cover the Company’s unique GABRIEL Connection Technology. For more information, please visit www.virnetx.com

Safe Harbor Agreement

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on March 31, 2009 and most recently in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2009.

Contact:

Greg Wood
VirnetX Holding Corporation
831.438.8200
greg_wood@virnetx.com